UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11311 Concept Blvd Largo, FL	33773
(Address of principal executive offices)	(Zip code)

(727) 392-6464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on May 22, 2024, stockholders voted on three proposals and cast their votes as follows:

1.	The following table sets forth the names of the eight persons elected at the Annual Meeting to serve as directors until the first annual meeting of stockholders following the end of the Company’s fiscal year ending December 31, 2024, and the number of votes cast for, against or withheld with respect to each person.

	Shares
Name	For	Withhold	Broker Non-Votes
David Bronson	26,957,962	1,243,603	1,191,876
Brian Concannon	26,993,282	1,208,283	1,191,876
LaVerne Council	27,159,969	1,041,596	1,191,876
Charles Farkas	27,218,074	983,491	1,191,876
Martha Goldberg Aronson	27,365,061	836,504	1,191,876
Curt. R. Hartman	26,177,581	2,019,802	1,196,058
Barbara Schwarzentraub	27,327,255	874,310	1,191,876
John L. Workman	27,287,635	913,930	1,191,876

2.	The advisory vote on the resolution relating to compensation of our named executive officers passed based upon the following votes:

Shares
For	Against	Abstain	Broker Non-Votes
27,090,070	1,069,964	41,569	1,191,838

3.	The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2024 was ratified based on the following votes:

Shares
For	Against	Abstain	Broker Non-Votes
27,290,715	2,097,183	5,543	0

Item 8.01	Other Events

CONMED Corporation announced its Board of Directors declared a quarterly cash dividend of $0.20 per share on May 22, 2024, payable on July 5, 2024, to all shareholders of record as of June 14, 2024.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024	CONMED CORPORATION
(Registrant)

	By:	/s/ Todd W. Garner
	Name:	Todd W. Garner
	Title:	Executive Vice President, Finance and Chief Financial Officer